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                                  EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

      As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our report, dated October 8, 1999 included in U.S. Plastic Lumber Corp.'s Form 8-K filed on October 12, 1999 and to all references to our Firm included in this registration statement.


ARTHUR ANDERSEN LLP

Miami, Florida,
October 13, 1999.